UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 4, 2024

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends, and should be read in conjunction with, the Current Report on Form 8-K previously filed by Key Tronic Corporation (the “Company,” “our” or “we”) with the Securities and Exchange Commission on January 9, 2024 (the “Original Report”). The Original Report disclosed, among other things, the election of Cheryl Beranek as a director of the Company’s Board of Directors (the “Board”), effective January 4, 2024. This Amendment provides information about Ms. Beranek’s committee assignments.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 8, 2024, the Board appointed Ms. Beranek as a member of each of the Audit Committee, Compensation and Administration Committee and Governance and Nominating Committee, effective the same date. The Board also appointed Mr. Kulkarni as a member of the Compensation and Administration Committee, effective as of August 8, 2024.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: August 13, 2024

	By:	/s/ Anthony G. Voorhees
Anthony G. Voorhees, Executive Vice President of Administration, CFO and Treasurer
3